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                    EquiTrust Variable Insurance Series Fund

                        Amendment to Declaration of Trust


         WHEREAS, the Trust was established by Declaration of Trust on November 3, 1986 under the laws of the Commonwealth of Massachusetts; and

         WHEREAS, the Declaration of Trust was executed by the three Trustees named in the Declaration of Trust who, at the first meeting of the Board of Trustees held on March 3, 1987, fixed the number of Trustees to constitute the initial Board of Trustees at eight, and, to fill the five vacancies created thereby, appointed five additional individuals to serve as Trustees, and the Trustees later fixed the number of Trustees at nine, and, to fill the vacancy created thereby, appointed an additional individual to serve as Trustee; and

         WHEREAS, the Declaration of Trust as amended April 1, 1987 provided for the establishment of six series of shares, to wit: the Money Market Portfolio, Growth Common Stock Portfolio, Aggressive Growth Common Stock Portfolio, High Quality Bond Portfolio, High Yield Bond Portfolio, and Managed Portfolio; and

         WHEREAS, the Declaration of Trust as amended August 21, 1990, established a new seventh series of shares designated Blue Chip Portfolio; and

         WHEREAS, the Declaration of Trust as amended November 25, 1991, eliminated the Aggressive Growth Common Stock Portfolio; and

         WHEREAS, the Declaration of Trust as amended May 1, 1992, changed the designation of a series of shares to High Grade Bond Portfolio; and

         WHEREAS, the Declaration of Trust as amended December 1, 1996, changed the designation of a series of shares to Value Growth Portfolio;

         WHEREAS, the Declaration of Trust as amended August 4, 1997, has fixed the number of Trustees at seven;

         WHEREAS, the Declaration of Trust as amended January 11, 1998, the Trustees of the Trust changed the name of the Trust from FBL Variable Insurance Series Fund to EquiTrust Variable Insurance Series Fund;

         WHEREAS, the Declaration of Trust as amended April 6, 2000, has fixed the number of Trustees at six;

         WHEREAS, the Trustees now want to change the designation of the High Yield Bond Portfolio series of shares to Strategic Yield Portfolio, effective May 1, 2002;

         NOW, THEREFORE, pursuant to Section 7 of Article XII of the Declaration of Trust, the Trustees of the Trust hereby amend the Declaration of Trust, effective May 1, 2002, as set forth below:


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         1.       Section 7 of Article III of the Declaration of Trust is hereby amended by deleting the first paragraph thereof and substituting in its place, the following:

                  Section 7. ESTABLISHMENT AND DESIGNATION OF SERIES. Without limiting the authority of the Trustees as set forth in Section 6, INTER ALIA, to establish and designate any further series or to modify the rights and preferences of any series, the Money Market Portfolio, Value Growth Portfolio, Strategic Yield Portfolio, High Grade Bond Portfolio, Managed Portfolio and Blue Chip Portfolio shall be, and each is, hereby established and designated. Shares of a series shall be preferred over shares of all other series in respect to the assets of that series.

         2. The Trustees of the Trust hereby reaffirm the Declaration of Trust, as amended, in all respects.

         3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument as of April 30, 2002.


/s/ Craig A. Lang                              /s/ Erwin H. Johnson
--------------------------                     ------------------------
Craig A. Lang* as Trustee                      Erwin H. Johnson* as Trustee
and not individually                           and not individually

/s/ William J. Oddy                            /s/ Kenneth Kay
--------------------------                     ------------------------
William J. Oddy* as Trustee                    Kenneth Kay* as Trustee
and not individually                           and not individually

/s/ Donald G. Bartling                         /s/  Curtis C. Pietz
--------------------------                     ------------------------
Donald G. Bartling* as Trustee                 Curtis C. Pietz* as Trustee
and not individually                           and not individually


*By /s/ STEPHEN M. MORAIN       Attorney-in-Fact, pursuant to Power of Attorney.
--------------------------
    Stephen M. Morain


State of Iowa         )
                      )
County of Polk        )

         On this 30th day of April, 2002, before me, the undersigned a Notary Public in and for the State of Iowa, personally appeared the persons to me known to be the persons who executed the foregoing instrument and they acknowledged that they executed the same as their voluntary act and deed.

/s/ Jennifer Souder
--------------------------------
Notary Public